SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	55-0862656
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 E. RiverCenter Blvd.

Suite 480

Covington, KY 41011

(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-125130 and 333-125657

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Series A Cumulative Redeemable Preferred Shares, $0.01 par value per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:	None
(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 8.25% Series A Cumulative Redeemable Preferred Shares of Eagle Hospitality Properties Trust, Inc. (the “Registrant”) registered hereby is incorporated by reference from the “Description of Series A Preferred Shares” section of the Registrant’s Form S-11 (SEC file no. 333-125130) filed May 20, 2005, as amended, with the Securities and Exchange Commission.

ITEM 2.	EXHIBITS

1.	Articles of Amendment and Restatement of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-11 filed May 6, 2004, as amended.

1.1	Articles Supplementary Establishing the Rights and Preferences of 8.25% Series A Cumulative Redeemable Preferred Shares of Registrant, incorporated by reference from Exhibit 3 to the Registrant’s Current Report on Form 8-K filed June 14, 2005.

1.2	Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-11 filed May 6, 2004, as amended.

2.	Global certificate representing the 8.25% Series A Cumulative Redeemable Preferred Shares, incorporated by reference from Exhibit 4 to the Registrant’s Current Report on Form 8-K filed on June 14, 2005.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

Date:	June 30, 2005	By:	/s/ Raymond D. Martz
			Name:	Raymond D. Martz
			Title:	Chief Financial Officer, Secretary and Treasurer